Exhibit 5.1
                               Balch & Bingham LLP
                               Birmingham, Alabama


                                November 14, 2003


Southern Power Company
270 Peachtree Street, N.W.
Atlanta, Georgia   30303

         Re:      Southern Power Company
                  Registration Statement on Form S-4


Ladies and Gentlemen:

         We have acted as counsel to Southern Power Company, a Delaware corporation (the "Company") in connection with the preparation of the above-referenced Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") relating to the proposed exchange of up to $575,000,000 in aggregate principal amount of the Company's 4.875% Senior Notes, Series D due July 15, 2015 (collectively, the "Exchange Senior Notes") for a like principal amount of the Company's issued and outstanding 4.875% Senior Notes, Series C due July 15, 2015 (collectively, the "Original Senior Notes") pursuant to the Indenture, dated as of June 1, 2002 (the "Indenture") and as supplemented and amended by the First Supplemental Indenture dated as of June 18, 2002 and the Second Supplemental Indenture dated as of July 8, 2003 (the "Second Supplemental Indenture"), between the Company and The Bank of New York, as trustee, and as contemplated by the Registration Rights Agreement, dated as of July 8, 2003, by and among the Company and the signatories thereto.

         We have been requested to furnish our opinion about certain matters regarding the securities being registered by the Registration Statement. In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture, the Second Supplemental Indenture and the form of the Exchange Senior Notes included as Exhibit A to the Second Supplemental Indenture (collectively, the "Documents"). We also have reviewed such matters of law and examined such corporate records and other certificates, agreements and documents as we have deemed relevant and necessary as a basis for the opinions expressed below.

         In our examination of the documents listed above, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the Documents against all parties thereto (other than the Company in the case of the Indenture, the Second Supplemental Indenture and the Exchange Senior Notes), the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements and other documents, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents.

         In expressing the opinions set forth below, we have relied upon the factual matters contained in the representations and warranties of the Company made in any of the Documents and upon certificates of public officials and officers of the Company. We also have assumed that the Exchange Senior Notes will be in the form of Exhibit A to the Second Supplemental Indenture.

         Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth in this letter, we are of the opinion that the Exchange Senior Notes to be issued under the Indenture and the Second Supplemental Indenture have been duly authorized by the Company and, when issued, authenticated and delivered as provided in the Indenture and the Second Supplemental Indenture and as contemplated by the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability of such obligations may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         In rendering the foregoing opinions, with respect to matters of New York law, we have relied on the opinion of Dewey Ballantine LLP attached hereto as Annex I.

         This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus that is included in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

                                                Very truly yours,

                                              /s/Balch & Bingham LLP

                                                BALCH & BINGHAM LLP

                              Dewey Ballantine LLP
                               New York, New York




                                     Annex I




                                November 14, 2003


Balch & Bingham LLP
1901 Sixth Avenue North
Birmingham, Alabama  35203

         Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

                  We have acted as counsel to the initial purchasers in the private offering by Southern Power Company, a Delaware corporation (the "Company"), of $575,000,000 aggregate principal amount of its 4.875% Senior Notes, Series C due July 15, 2015 (the "Series C Notes"). In connection with the Company's Registration Statement on Form S-4 (the "Registration Statement") relating to an offer to exchange (the "Exchange Offer") up to $575,000,000 aggregate principal amount of the Company's 4.875% Senior Notes, Series D due July 15, 2015 (the "Series D Notes"), which are being registered under the Securities Act of 1933, as amended (the "Securities Act"), for an equivalent aggregate principal amount of Series C Notes, we have examined (i) the Registration Statement, (ii) the Series C Notes, (iii) the Series D Notes and
(iv) the Indenture dated as of June 1, 2002 among the Company, and The Bank of New York, as trustee (the "Trustee"), as heretofore supplemented and amended (the "Indenture") pursuant to which the Series C Notes have been, and the Series D Notes will be, issued. The terms of the Series D Notes will be substantially identical to the Series C Notes, except for certain transfer restrictions and registration rights relating to the Series C Notes.

                  We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company and its subsidiaries.

                  In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that the documents we have examined have been duly authorized, executed and delivered by each party thereto, that each party to such documents is validly existing and in good standing under the laws of all jurisdictions where it is conducting business or otherwise is required to be so qualified, and has full power and authority and all necessary consents and approvals to execute, deliver and perform its obligations under such documents. We further have assumed that the Indenture is the valid and binding obligation of the Trustee.

                  Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that, when the Series D Notes are issued, executed, authenticated and delivered in accordance with the terms of the Exchange Offer and the Indenture, the Series D Notes will be valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors' rights generally and to general equity principles (regardless of whether enforcement is sought in law or equity).

                  We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

                  This opinion is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving our consent to your attaching this opinion to the opinion being rendered by you, we do not thereby admit that we came within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

                                                     Very truly yours,

                                                     /s/Dewey Ballantine LLP

                                                     DEWEY BALLANTINE LLP